Exhibit 99.1

For:     Immediate Release                              Contact: Andrea Short
         September 16, 2004                                      574-235-2000




                        1ST SOURCE CORPORATION ANNOUNCES
             ISSUANCE OF $30 MILLION OF TRUST PREFERRED SECURITIES;
                         REDEMPTION OF $27.5 MILLION OF
                     OUTSTANDING TRUST PREFERRED SECURITIES


         South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE) today announced that it completed a private placement issuance of $30 million of trust preferred securities through a newly formed subsidiary trust organized under Delaware law. The trust preferred securities were issued at $25.00 per share and bear a 7.66 percent per annum fixed rate of interest, payable quarterly. The securities are redeemable after five years and are due in 2034. The trust preferred securities are intended to qualify as tier 1 capital.

         The net proceeds of the trust preferred securities issuance were used by 1st Source to redeem $27.5 million in 9.00 percent trust preferred securities (Nasdaq: SRCEP) issued by 1st Source Capital Trust I in 1997.

         1st Source expects that the new issuance and the redemption will have an ongoing quarterly earnings benefit; however, 2004 third quarter earnings will be reduced by an estimated $460,000 due to the net impact of the write-off of capitalized debt issuance costs related to the redemption of the 1st Source Capital Trust I trust preferred securities.

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         The new trust preferred securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the securities.

         1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 61 banking centers in 15 counties, 6 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 22 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-

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looking statements. Such factors, among others, include changes in laws, regulations or U.S. generally accepted accounting principles; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

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